Exhibit 99.1

NEWS RELEASE                        For immediate release
CALIFORNIA RESOURCES CORPORATION ANNOUNCES EARLY RESULTS OF ITS EXCHANGE AND SUBSCRIPTION OFFERS AND CONSENT SOLICITATION WITH STRONG PARTICIPATION
LOS ANGELES, MARCH 5, 2020: California Resources Corporation (NYSE: CRC) (“CRC” or the “Company”), today announced the early participation results of its private exchange and subscription offers (the “Offers”) relating to its outstanding 8% Senior Secured Second Lien Notes due 2022 (the “8% Notes”), 5½% Senior Notes due 2021 (the “5½% Notes”) and 6% Senior Notes due 2024 (the “6% Notes” and, together with the 8% Notes and the 5½% Notes, the “Notes”).
As of 5:00 p.m. New York City time on March 4, 2020, (the “Early Participation Time”), the Offers and the subscriptions by certain significant holders (the “Supporting Holders”) of the Notes (the “Supporting Subscriptions”) resulted in the participation of approximately $1,056 million in aggregate principal amount of the 8% Notes, approximately $32 million in aggregate principal amount of the 5½% Notes and approximately $83 million in aggregate principal amount of the 6% Notes.
Based on the elections made as of the Early Participation Time, CRC expects to issue $340 million of Royalty Notes, Class B Shares representing in aggregate a 60% equity interest in Elk Hills RoyaltyCo, at least $315 million of New Term Loans and Warrants exercisable for approximately 9%, in aggregate, of the Company’s common stock as of February 14, 2020 (as such terms are defined in the Offering Memorandum and Solicitation Statement, dated February 20, 2020). These elections would result in a reduction for CRC of approximately $836 million in net debt and approximately $59 million in annual cash interest. CRC would also expect to pay approximately $32 million in annual royalty payments at about current prices based on these elections. The final amounts of net consideration to be delivered will be determined as of the settlement date of the Offers. Further details regarding the elections made by participating holders of Notes and the Supporting Holders are set forth on Attachment 1. The requisite consents to adopt the proposed amendments to the 2L Indenture, but not to the Unsecured Notes Indenture, have been received.
CRC also announced today it is extending to holders who tender their Notes for Option B Consideration (as defined in the Offering Memorandum and Solicitation Statement) after the Early Participation Time, but prior to 11:59 p.m., New York City time, on March 18, 2020 (the “Expiration Time”), the Net Total Consideration, including an amount equal to the Early Participation Premium consisting of $50 in New Term Loans and 0.700 Company Warrants. All other terms of the Offers and Consent Solicitation including the pro rata acceptance structure as of the Early Participation Time, as previously announced, remain unchanged. Since Option A Consideration (as defined in the Offering Memorandum and Solicitation Statement) was fully subscribed as of the Early Participation Time, CRC will no longer accept Notes tendered for Option A Consideration. CRC intends to settle the Offers in full on a net basis on or about Friday, March 20, 2020. Holders who have already validly tendered (and not validly withdrawn) their Notes do not need to re-tender their Notes. Under the terms of the Offers, holders of Notes who had tendered their notes prior to the Early Participation Time can no longer validly withdraw those notes from the tender offer, except to the extent required by law.
Legal Disclaimers
The Offers and Consent Solicitation are being conducted upon the terms and subject to the conditions set forth in the offering memorandum and solicitation statement (the “Offering Memorandum and Solicitation Statement”), dated February 20, 2020, and the related letter of transmittal. Documents relating to the Offers and Consent Solicitation will only be distributed to “Eligible Holders” of the Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws.
The consummation of the Offers and Consent Solicitation is subject to, and conditional upon, the satisfaction or waiver of certain conditions, including, among other things, that the series of transactions described in the Offering Memorandum and Solicitation Statement are completed immediately prior to, or substantially simultaneously with, the consummation of the Offers and that the Company is in pro forma compliance with all covenants in the documents governing its existing indebtedness following the completion of the transactions contemplated by the Offers and Consent Solicitation. Approval of the amendments to the 2L Indenture or the Unsecured Notes Indenture by holders of the relevant series of Notes is not a condition to the completion of the Offers. The Offers are not subject to the tendering of any minimum amount of the Notes.
The Royalty Notes, Class B Shares and Company Warrants have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws. The Royalty Notes, Class B Shares and Company Warrants may not be offered or sold within the United States, absent registration or an applicable exemption from registration requirements.
This press release does not constitute an offer to sell or a solicitation of any offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to Rule 135c under the Securities Act.
About California Resources Corporation
California Resources Corporation is the largest oil and natural gas exploration and production company in California on a gross-operated basis. The Company operates its world class resource base exclusively within the State of California, applying integrated infrastructure to gather, process and market its production. Using advanced technology, California Resources Corporation focuses on safely and responsibly supplying affordable energy for California by Californians.
Contacts:
Scott Espenshade (Investor Relations)    Margita Thompson (Media)
818 661-6010    818 661-6005
Scott.Espenshade@crc.com    Margita.Thompson@crc.com
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Attachment 1
The Supporting Holders and the participating holders in the Offers elected to receive the net consideration set forth below. The final amount of each series of Notes accepted by the Company and the consideration that will be received by the participating holders will be determined in accordance with certain acceptance priority levels and pro rata acceptance structure as described in the Offering Memorandum and Solicitation Statement.

				Net Consideration per $1,000 Principal Amount of Notes
Title	Principal Amount Outstanding Prior to Offers	Acceptance Priority Level	Option	Net Consideration	Early Participation Premium	Net Total Consideration	Principal Amount Tendered in Offers Prior to Early Participation Time*	Principal Amount Participating in Supporting Subscriptions*	Aggregate Principal Amount Participating*
8% Notes due 2022	$1,808,327,000	1	A	$450 in Royalty Notes and 47.647 Class B Shares	$50 in Royalty Notes and 5.294 Class B Shares	$500 in Royalty Notes and 52.941 Class B Shares	$551	$123	$674
			B	$650 in New Term Loans and 9.099 Company Warrants	$50 in New Term Loans and 0.700 Company Warrants	$700 in New Term Loans and 9.799 Company Warrants	$53	$329	$382
5½% Notes due 2021	$99,996,300	2	A	$425 in Royalty Notes and 45.000 Class B Shares	$50 in Royalty Notes and 5.294 Class B Shares	$475 in Royalty Notes and 50.294 Class B Shares	$2	$5	$7
			B	$600 in New Term Loans and 8.399 Company Warrants	$50 in New Term Loans and 0.700 Company Warrants	$650 in New Term Loans and 9.099 Company Warrants	$3	$21	$25
6% Notes due 2024	$144,279,000	3	A	$300 in Royalty Notes and 31.764 Class B Shares	$50 in Royalty Notes and 5.294 Class B Shares	$350 in Royalty Notes and 37.058 Class B Shares	$22	$4	$26
			B	$450 in New Term Loans and 6.299 Company Warrants	$50 in New Term Loans and 0.700 Company Warrants	$500 in New Term Loans and 6.999 Company Warrants	$54	$3	$57
* Numbers are in millions.